 EXHIBIT 99.1
Contact:

William M. Lowe, Jr.
Vice President and CFO
(336)316-5664
wmlowe@unifi-inc.com

Unifi Announces Second Quarter Results

         GREENSBORO, N.C. - January 21, 2004 - Unifi Inc. (NYSE:UFI), today released operating results for its second quarter of fiscal year 2004.

         The Company reported a net loss of $9.2 million or 18 cents per share for the quarter ending December 28, 2003, which compares to a net loss of $2.2 million or 4 cents per share for the prior year December quarter. The Company also reported a net loss of $13.8 million or 26 cents per share for the first half of fiscal 2004 versus net income of $2.2 million or 4 cents per share for the first six months of fiscal 2003.

         Net sales for the December quarter of $183.7 million reflect a decrease of 9.0 percent compared to net sales of $201.9 million for the prior year December quarter. Fiscal 2004 year-to-date net sales of $363.9 million reflect a 14.1 percent decrease from net sales of $423.4 million reported for the first six months of fiscal 2003. Net sales decline for the current quarter and year-to-date have been negatively impacted by changes in product mix, the continued increases in imported fabric and apparel, and the ongoing softness in the domestic textile and apparel industries, resulting in an inordinate curtailment of production in the month of December.

         Net income for the current quarter was negatively impacted by a reduction in earnings from the Company's unconsolidated equity affiliates, which face the same challenging business and economic conditions as the Company. The Company reported a pre-tax loss of $0.1 million for the current December quarter from its share of income from its equity affiliates compared to pre-tax income of $2.6 million for the prior year December quarter.

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Unifi Announces Second Quarter Results - page 2

        Also included in the December 2003 quarterly results is a pre-tax benefit, included in cost of sales, of $7.0 million generated by the Company's manufacturing alliance with DuPont, which is slightly below the $7.8 million benefit realized in the prior year December quarter.

       Continuing its ongoing strategic focus on strengthening its balance sheet, the Company ended the December quarter without any funded bank debt and reduced inventories to $115.1 million, a 7.6 percent reduction from inventories of $124.5 million as of the end of September 2003. The Company ended the December quarter with cash-on-hand of $59.3 million.

       Brian Parke, chief executive officer for Unifi, said, "The first two quarters of this fiscal year have continued to demonstrate that imports of apparel and home goods at lower price points are continuing to drive production offshore at a steady pace. Our performance in this current quarter reflects this, as well as similar pressures on our equity affiliates."

      "Despite the fact that we have reduced our employment base from approximately 5,500 to approximately 4,100 since December 2002, it is obvious that with the continued pressure on pricing, we will be taking further action to reduce our operating costs. In addition, we remain committed to our downstream marketing efforts to counterbalance this trend and to completing our acquisition in China."

      Unifi is one of the world's leading producers and processor of textured yarns. Its primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns. Unifi's textured yarns are found in home furnishings, apparel and industrial fabrics, automotive, upholstery, hosiery, and sewing thread.

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Financial Statements to Follow

Unifi Announces Second Quarter Results - page 3

UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)
	For the Quarters Ended		For The Year to Date Periods Ended
	December 28, 2003	December 29, 2002	December 28, 2003	December 29, 2002

Net sales	$ 183,667	$ 201,859	$ 363,871	$ 423,389
Cost of goods sold	180,003	186,910	349,621	385,323
Selling, general & administrative expense	12,790	13,130	26,159	25,476
Interest expense	4,789	5,446	9,531	10,545
Interest income	(568)	(253)	(1,396)	(746)
Other (income) expense, net	1,092	649	1,885	(70)
Equity in (earnings) losses of
unconsolidated affiliates	146	(2,605)	(111)	(6,157)
Minority interest (income) expense	(1,121)	758	(2,077)	3,571
Arbitration costs and expenses	-	1,625	-	2,834

Income (loss) before income taxes	(13,464)	(3,801)	(19,741)	2,613
Provision (benefit) for income taxes	(4,243)	(1,631)	(5,959)	456
Net income (loss)	$ (9,221)	$ (2,170)	$ (13,782)	$ 2,157

Earnings (losses) per common share - diluted:
Net income (loss) per common share	$ (0.18)	$ (0.04)	$ (0.26)	$ 0.04

Average diluted shares outstanding	52,098	53,782	52,422	53,830

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Unifi Announces Second Quarter Results - page 4

UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited) (In Thousands)
	##########	December 28, 2003	September 28, 2003	June 29, 2003
Assets
Cash and cash equivalents	$ 11,742	$ 59,311	$ 72,263	$ 76,801
Receivables	146,261	110,675	120,323	130,775
Inventories	120,062	115,110	124,520	118,436
Other current assets	2,679	7,723	7,963	8,235
Total current assets	280,744	292,819	325,069	334,247

Property, plant and equipment	483,808	419,343	430,572	444,813
Investments in unconsolidated affiliates	184,226	174,542	174,479	173,731
Other noncurrent assets	44,419	35,406	35,146	35,345
	$ 993,197	$ 922,110	$ 965,266	$ 988,136
Liabilities and Shareholders' Equity
Accounts payable	70,787	$ 54,565	$ 90,239	$ 80,972
Accrued expenses	42,308	46,529	45,404	60,288
Income taxes payable	256	1,293	1,647	1,729
Current maturities of long-term debt
and other current liabilities		6,986	7,021	7,285
Total current liabilities	#REF!	109,373	144,311	150,274

Long-term debt and other liabilities	281,385	258,730	258,766	259,395
Deferred income taxes	84,767	81,167	85,683	87,814
Minority interests	13,033	9,475	9,847	10,905
Shareholders' equity	497,777	463,365	466,659	479,748
	#REF!	$ 922,110	$ 965,266	$ 988,136

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Unifi Announces Second Quarter Results - page 5

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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